Exhibit 32.2
CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Smith Douglas Homes Corp. (the “Company”) for the period ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2025	By:	/s/ Russell Devendorf

Russell Devendorf
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)